                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                      *****

      CaseNewHolland Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said Corporation, by the unanimous written consent of its members dated November 7, 2001, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

            RESOLVED that the Board of Directors hereby declares it advisable to amend the Certificate of Incorporation of the Corporation effective on the date of filing a Certificate of Amendment of Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware, to change the name of the Corporation to "Case New Holland Inc." and, for that purpose, to amend Article First thereof to read as follows:

                  "FIRST. The name of the Corporation is:

                          Case New Holland Inc."

            FURTHER RESOLVED that the aforesaid proposed amendment to the Certificate of Incorporation be presented to and acted upon by the sole stockholder of the Corporation by written consent thereof in lieu of an annual or special meeting called for this purpose.

      SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

      FOURTH: That the amendment shall be effective on the date of filing of this Certificate of Amendment of Certificate of Incorporation with the Office of the Secretary of State of Delaware.


      IN WITNESS WHEREOF, CaseNewHolland Inc. has caused this certificate to be signed by Roberto Miotto, its Senior Vice President and General Counsel, and attested by Debra E. Kuper, its Secretary, this 9th day of November, 2001.

                                               CaseNewHolland Inc.

                                               By: /s/ Roberto Miotto
                                                   -------------------------
                                                   Roberto Miotto
                                                   Senior Vice President
                                                   and General Counsel

ATTEST:

BY: /s/ Debra E. Kuper
    ----------------------
    Debra E. Kuper
    Secretary

                           CERTIFICATE OF AMENDMENT OF

                          CERTIFICATE OF INCORPORATION

                                      *****

      Case International Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said Corporation, by the unanimous written consent of its members dated May 3, 2000, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

            RESOLVED that the Board of Directors hereby declares it advisable to amend the Certificate of Incorporation of the Corporation effective on the date of filing a Certificate of Amendment of Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware, to change the name of the Corporation to "CaseNewHolland Inc." and, for that purpose, to amend Article First thereof to read as follows:

                  "FIRST.     The name of the Corporation is:

                              CaseNewHolland Inc."

            FURTHER RESOLVED that the aforesaid proposed amendment to the Certificate of Incorporation be presented to and acted upon by the sole stockholder of the Corporation by written consent thereof in lieu of an annual or special meeting called for this purpose.

      SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

      FOURTH: That the amendment shall be effective on the date of filing of this Certificate of Amendment of Certificate of Incorporation with the Office of the Secretary of State of Delaware.

      IN WITNESS WHEREOF, Case International Corporation has caused this certificate to be signed by Kevin J. Hallagan, its Vice President and Secretary, and attested by Marsha J. Eberhardt, its Assistant Secretary, this 5th day of May, 2000.

{STAMP)

                                           Case International Corporation

                                       By: /s/ Kevin J. Hallagan
                                           -------------------------------------
                                           Kevin J. Hallagan
                                           Vice President and Secretary

 ATTEST:

By: /s/ Marsha J. Eberhardt
    --------------------------
    Marsha J. Eberhardt
    Assistant Secretary

                          CERTIFICATE OF INCORPORATION

                                       OF

                         CASE INTERNATIONAL CORPORATION

                                      *****

            FIRST.      The name of the Corporation is:

                        Case International Corporation

            SECOND. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is two hundred (200) shares of Common Stock and the par value of each such share is Five Dollars ($5.00).

            FIFTH. The name and mailing address of the incorporator is:

                  Name                                Mailing Address
                  ----                                ---------------
              Linda M. Smith                      700 State Street
                                                  Racine, Wisconsin 53404

            SIXTH. The name and mailing address of the person, who is to serve as a director of the Corporation until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

                  Name                                Mailing Address
                  ----                                ---------------
            Richard S. Brennan                    700 State Street
                                                  Racine, Wisconsin 53404

            SEVENTH. The Corporation is to have perpetual existence.

            EIGHTH. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to the provision(s) of any applicable statute or regulation) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

            NINTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

            The Corporation shall indemnify, in accordance with and to the full extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability or expense actually and reasonably incurred by such person in respect thereof. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise.

            Any repeal or modification of the foregoing paragraphs shall not adversely affect any right or protection of any person thereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

            TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. The Board of Directors is authorized to make, alter or repeal the By-Laws of the Corporation.

            I, THE UNDERSIGNED, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of October, 1999.



                                                  /s/ Linda M. Smith
                                                 -----------------------
                                                      Linda M. Smith


                                      -3-